Window Rock Capital Corp. Signs Definitive Real Estate Agreement with RPM Ventures, LLC

HOUSTON, Oct. 18, 2005 (PRIMEZONE) -- Window Rock Capital Corporation, (Other OTC:NWMN), a real estate asset development company, announced that it has entered into a definitive agreement with RPM Ventures,LLC (dba Reynolds Family Homes), under which the companies will jointly develop and manage 100 building lots in downtown Columbus, Ohio.

RPM Ventures has an exclusive contract with the City of Columbus to develop affordable housing on in-fill lots in the U.S.s 15th largest city.
There is currently a deficit of 22,000 affordable housing units and 6,000 households are currently on Columbus' public housing waiting list. Columbus is experiencing a condominium boom in the city center.

Charles Shirley, CEO of Window Rock, stated, We are pleased to participate in RPM's exclusive contract with Columbus to add value to city-owned real estate. Fortunately, other developers began building downtown, rapidly increasing the value of our properties.

RPM is glad to have found a partner like Window Rock, who has experience in this arena and will allow us to take advantage of our exclusive contract with Columbus, said Tony Reynolds, chief managing member of RPM.

Shirley continued, In today's white-hot real estate market, RPM will add value for our shareholders through its strategy and expertise in purchasing real estate well below market value, redeveloping and creating safe, new housing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that express the current beliefs and expectations of our management are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or otherwise implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly, or revise, any of the forward-looking statements.

Contact:

Window Rock Capital
Charles R. Shirley
(832) 225-1372
charles@windowrockcapital.com

or

Investor Relations
Robert Bleckman
(713) 521-2147
robertbleckman@sbcglobal.net